Exhibit 10.01

CONTRIBUTION AGREEMENT

APCLARK, LLC
aDelaware limited liability company

and

BLACKSANDS PETROLEUM, INC.
aNevada corporation

together with

KP-RAHR VENTURE III, LLC
a Texas limited liability company

Date: July 20, 2012

  (i)

EXHIBITS LIST:

EXHIBIT A:	ASSETS
EXHIBIT A-1:	MINERAL INTERESTS
EXHIBIT B:	COMPANY AGREEMENT
EXHIBIT C:	ASSIGNMENT, BILL OF SALE, AND CONVEYANCE
EXHIBIT D:	PERMITTED ENCUMBRANCES – RESERVED RIGHTS
EXHIBIT E:	PERMITTED ENCUMBRANCES – LIENS
EXHIBIT F:	SCHEDULED ACCOUNTS PAYABLE
EXHIBIT G:	INITIAL KP-RAHR CASH CONTRIBUTION
EXHIBIT H:	INSURANCE
EXHIBIT I:	GAS IMBALANCES

  (ii)

CONTRIBUTION AGREEMENT

This Contribution Agreement (“Agreement”) is entered into this 20th day of July, 2012 (“Effective Date”), by and among BLACKSANDS PETROLEUM, INC., a Nevada corporation (“BPI”), KP-RAHR VENTURE III, LLC, a Texas limited liability company (“KP-RAHR”) and APCLARK, LLC, a Delaware limited liability company (“APCLARK”). BPI, KP-RAHR and APCLARK are herein each a “Party” and called herein collectively the “Parties.”

WITNESSETH:

WHEREAS, BPI is currently the owner of certain producing, nonproducing and undeveloped oil and gas properties and other related assets and related obligations and liabilities associated with such assets and desires to contribute such properties, assets and related obligations and liabilities to APCLARK in exchange for the membership interest described herein in APCLARK upon and subject to the terms and conditions hereinafter provided;

WHEREAS, KP-RAHR wishes to contribute cash and other valuable consideration and make the same available to APCLARK in exchange for the membership interest described herein in APCLARK upon and subject to the terms and conditions hereinafter provided; and

WHEREAS, APCLARK wishes to accept the contributions of BPI and KP-RAHR in exchange for issuance of membership interests in APCLARK as detailed herein;
NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

“Affiliate” or “Affiliates” means (i) with respect to BPI or KP-RAHR, any corporation, limited liability company, association, partnership or person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or under common control with, BPI or KP-RAHR, and (ii) any of BPI’s or KP-RAHR’s officers, directors and shareholders.

“Assets” means BPI’s right, title and interest in and to the following (except to the extent constituting Excluded Assets):

(i)
All of the stated WIand NRI (as defined below) in the Wellsand/or Units described on Exhibit “A” hereto, an equal undivided interest in the Equipment used in producing, operating and maintaining each Well respectively, and an equal undivided interest in the Units described or referred to on Exhibit “A”;

(ii)
100% of BPI’s interests in the Mineral Interests described on Exhibit “A-1” (Borden County) hereto and any and all the Lands covered thereby from the surface down inclusive of any and all zones, whether known or unknown and an equal undivided interest in the Equipment located thereon and used in connection therewith to the extent such Equipment is not described in (i) above;

CONTRIBUTION AGREEMENT	(Page 3 of 29)	BLACKSANDS AP-CLARK

(iii)
To the extent the following relate to any of the property described in (i), (ii) or (iii), the same undivided interest as specified for the related property above: All of the licenses, permits, contracts, agreements and other instruments owned by BPI (other than bonds posted by BPI) which concern and relate to any of the Wells, Mineral Interests, Lands, and/or Equipment insofar as same concern or relate to the Wells, Mineral Interests, Lands, and/or Equipment, or the operation thereof, including, without limitation, oil, gas and condensate purchase and sale contracts; permits; rights-of-way; easements; licenses; servitudes; estates; surface leases; farmin and farmout agreements; division orders and transfer orders; bottomhole agreements; dry hole agreements; area-of-mutual interest agreements; salt water disposal agreements; geologic and geophysical agreements; acreage contribution agreements; operating agreements; balancing agreements; and unit agreements; pooling agreements; pooling orders; communitization agreements; processing, gathering, compression and transportation agreements; facilities or equipment leases relating thereto or used or held for use in connection with the ownership or operation thereof or with the production, treatment, sale or disposal of Hydrocarbons; and all other contracts and agreements related to the Wells, Mineral Interests, Lands, and/or Equipment;

(iv)
To the extent the following relate to any of the property described in (i), (ii) or (iii), an undivided interest that corresponds to the interest in such property to be conveyed hereunder: All records and, to the extent transferable, all other contract rights, intangible rights (excluding BPI’s trademarks and service marks), inchoate rights, choses in action, rights under warranties made by prior owners, manufacturers, vendors or other third parties, and rights accruing under applicable statutes of limitation or prescription; and

(v)
To the extent the following relate to any of the property described in (i), (ii) or (iii), an undivided interest that corresponds to the interest in such property to be conveyed hereunder: All payments, and all rights to receive payments, with respect to the ownership of the production of Hydrocarbons from, or the conduct of operations on, the Assets and the interests to be conveyed to APCLARKhereunder accruing after the Effective Date.

“Basic Documents” has the meaning set forth in Article 3.01(l) hereof.

“BPI Indemnified Party” has the meaning set forth in Article 4.02 hereof.

“KP-RAHR Indemnified Party” has the meaning set forth in Article 4.03 hereof.

“Class A Membership Units” shall have the meaning given them in the Company Agreement

“Class B Non-Voting Convertible Preferred Membership Units” shall have the meaning given them in the Company Agreement.

“Closing” has the meaning set forth in Article 2.04 hereof.

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“Closing Date” has the meaning set forth in Article 2.04 hereof.

“Company Agreement” means the Company Agreement of APCLARK in the form attached hereto as Exhibit “B”.

“Conveyance Documents” means the Assignment, Bill of Sale and Conveyance in the form attached hereto as Exhibit “C”, together with those other forms of assignments, bills of sale, deeds and other instruments the Parties agree are necessary or appropriate to convey title to the Assets from BPI to APCLARK.

“Equipment” meansall the tangible personal property, tools, machinery, materials, pipelines, gas plants, gathering systems, equipment, fixtures and improvements, which are incident or attributable to the Wells, Mineral Interests, Lands and/or Units or with the production, treatment, sale or disposal of Hydrocarbons or water produced therefrom or attributable thereto, on the Effective Date.

“Final Settlement Date” has the meaning set forth in Article 6(h) hereof.

“Final Settlement Statement” has the meaning set forth in Article 6(h) hereof.

“Governmental Approvals” means the approvals of such assignments of federal, state, and Indian leases as required consent to assignment, on the forms required by the governmental or tribal agency having jurisdiction thereof.

“Hazardous Materials” means any toxic or hazardous materials or substances, or solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive, materials, petroleum and petroleum products, and any other chemical, pollutant, contaminants substance or waste that is regulated by any governmental entity under any environmental law.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, coalbed methane, condensate, helium, sulphur, SO2, CO2, natural gas liquids and other gaseous and liquid hydrocarbons or any combination thereof.

“Imbalances” has the meaning set forth in Article 6(f) hereof.

“Indemnified Party” has the meaning set forth in Article 4.04(a) hereof.

“Indemnifying Party” has the meaning set forth in Article 4.04(a) hereof.

“Initial KP-RAHR Cash Contribution” has the meaning set forth in Article 2.02 below.

“Lands” means the lands covered by the Mineral Interests.

“Leases” means the oil and gas leases or oil, gas, and mineral leases.

CONTRIBUTION AGREEMENT	(Page 5 of 29)	BLACKSANDS AP-CLARK

“Loss” or “Losses” means all damages, payments, penalties, fines, assessments, costs amounts paid in settlement, obligations, taxes losses (including reductions in the value of Assets), liabilities expenses and fees incurred, including court costs and attorneys’ fees and expenses and costs of investigating, preparing or defending any action or proceeding.

“Mineral Interests” means the Leases and any mineral interest owned by BPI in and to the Lands.

“NRI” means a fractional or percentage interest in and to all Hydrocarbons produced from or allocated to a Well or Unit after deduction of all lessors’ royalties, overriding royalties, and other burdens and payments out of production that burden such fractional or percentage interest in such Well or Unit.

“Partnership Property” has the meaning set forth in Article 3.01(q) hereof.

“Permitted Encumbrances” means, with respect to the Assets, the following:

(i)	liens for taxes not yet due or, if due, being challenged in good faith by appropriate proceedings;

(ii)
materialmen’s, mechanics’ and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent and that will be paid or discharged in the ordinary course of business or, if delinquent, that are being contested in good faith in the ordinary course of business;

(iii)
easements, rights-of-way, servitudes, permits, surface leases, and other rights granted to or reserved for third parties in respect of surface operations (including without limitation those rights set forth in Exhibit “D” attached hereto and made a part hereof for all purposes) that do not materially interfere with the operation of the portion of the Assets burdened thereby;

(iv)
rights reserved to or vested in any governmental authority to control or regulate any of the Wells or Units and all applicable laws, rules, regulations and orders of such authorities so long as the same:

(a)	do not decrease BPI’s assigned NRI below the NRI shown in Exhibit “A” or increase BPI’s assigned WI above the WI shown in Exhibit “A” without at least a proportionate increase in BPI’s NRI, or

(b)	do not create any liens in respect of such Wells or Units;

(v)
liens arising under operating agreements, unitization and pooling agreements, orders and statutes and production sales contracts securing amounts not yet due or, if due, being contested in good faith in the ordinary course of business as set forth in Exhibit “E” attached hereto and made a part hereof for all purposes;

(vi)
the terms and conditions of all contracts and agreements relating to the Leases and Wells, including, without limitation, exploration agreements, gas sales contracts, processing agreements, farmins, farmouts, operating agreements, and right-of-way agreements, to the extent such terms and conditions:

CONTRIBUTION AGREEMENT	(Page 6 of 29)	BLACKSANDS AP-CLARK

(a)	do not decrease BPI’s NRI below the NRI shown in Exhibit “A” or increase BPI’s WI above the WI shown in Exhibit “A” without at least a proportionate increase in BPI’s NRI,

(b)	are normal and customary in the oil and gas industry in the area in which the affected Assets are located, and

(c)	would not conflict with any other portion of this definition of Permitted Encumbrances;

(vii)
royalties, overriding royalties, net profits interests, production payments, reversionary interests, and similar interests that do not decrease BPI’s NRI below the NRI shown in Exhibit “A” or increase BPI’s WI above the WI shown in Exhibit “A” without at least a proportionate increase in BPI’s NRI;

(viii)	conventional rights of reassignment requiring notice to the holders of the rights prior to surrendering or releasing a leasehold interest; and

(ix)	calls on production exercisable only at prices substantially equivalent to then current fair market value.

(x)
the absence of Governmental Approvals other than Governmental Approvals that were applicable to a previous transaction involving the transfer of all or any portion of the Assets but were not complied with at the time of the consummation of such transaction.

“Product Contracts” has the meaning set forth in Article 3.01(m) hereof.

“Related Agreements” means the Conveyance Documents, Products Contracts, Basic Documents and all other contracts, documents and materials required to be delivered pursuant to this Agreement.

“Scheduled Accounts Payable” shall mean the outstanding accounts payable of BPI related to the Assets as shown on Exhibit “F”which are agreed to be paid directly to such third parties out of the Initial KP-RAHR Cash Contribution.

“Subordinated Lien” means [_____________________________need to describe completely the current lien and the agreement of the third party to consent to the deal and subordinate their lien_______________]

“Survival Period” has the meaning set forth in Article 4.01 hereof.

“Tax Partnership” has the meaning set forth in Article 3.01(q) hereof.

“Taxes” has the meaning set forth in Article 6(c) hereof.

“Third Party Claim” has the meaning set forth in Article 4.04(a) hereof.

CONTRIBUTION AGREEMENT	(Page 7 of 29)	BLACKSANDS AP-CLARK

“Transfer Requirements” means all consents, approvals, authorizations or permits of, or filings with or notifications to, any third party which must be obtained, made or complied with for or in connection with the transactions contemplated by this Agreement in order (a) for such transactions to be effective, (b) to prevent any termination, cancellation, default, acceleration or change in terms (or any right arising therefrom) under any terms, conditions or provisions of any Asset (or of any agreement, instrument or obligation relating to or burdening any Asset or any interest therein or portion thereof) as a result of such transactions, or (c) to prevent the creation or imposition of any lien, charge, penalty, restriction, security interest or encumbrance on or with respect to any Asset or any interest therein or portion thereof (or any right arising therefrom) as a result of such transactions.

“Wells” means wells for the production of Hydrocarbons or which are located on the Lands.

“WI” means the entirety of the working interest held by BPI in and to the Leases.

ARTICLE 2
CONTRIBUTIONS AND CLOSING

2.0           BPI Contribution of Assets.  At and subject to the Closing, in exchange for the issuance of the Class A Membership Units in APCLARK, BPI shall transfer ownership of all of the Assets to APCLARK pursuant to the Conveyance Documents, free and clear from all encumbrances other than the Permitted Encumbrances and the Subordinated Lien (which shall be subordinated and rights waived in form approved by KP-RAHR as determined in KP-RAHR’s sole discretion).

2.02         KP-RAHR Contribution.  At and subject to the Closing, and subject to the requirements of the Company Agreement, KP-RAHR agrees to deliver an amount equal to the required Cash Contribution on behalf of KP-RAHR as provided for in the Company Agreement, in exchange for the issuance at the Closing of the Class B Non-Voting Convertible Preferred Membership Unitsin APCLARK.  That portion of the KP-RAHR Contribution to be delivered in cash at the Closing (and the details of the entity to which such amounts will be delivered including the payment of Scheduled Accounts Payable) is a detailed in Exhibit “G” hereto (the “Initial KP-RAHR Cash Contribution”).

2.03         Issuance of APCLARK Membership Interests.  At and subject to the Closing, BPI, KP-RAHR, and APCLARK shall execute the Company Agreement and APCLARK shall issue (i) the Class A Membership Units in APCLARK to BPI and (ii) the Class B Non-Voting Convertible Preferred Membership Units in APCLARK to KP-RAHR.

2.04         Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of The Strong Firm P.C., 10003 Woodloch Forest Drive, Suite 210, The Woodlands, Texas 77380, simultaneously with the execution of this Agreement on July 20, 2012, or at such other place, date and time as the KP-RAHR and BPI may mutually determine (the “ClosingDate”).

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2.05         Deliveries at the Closing.  At the Closing (i) BPI will deliver to APCLARK the Conveyance Documents, (ii) KP-RHAR will deliver to BLACKSAND APCLARK the Initial Cash Contribution; and (iii) APCLARK shall issue the Class (i) the Class A Membership Units in APCLARK to BPI and (ii) the Class B Non-Voting Convertible Preferred Membership Units in APCLARK to KP-RAHR.

2.06         Closing. Closing shall occur on or before July 20, 2012.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.01         Representations and Warranties of BPI.  BPI represents and warrants to KP-RAHR and APCLARK that the statements contained in this Article 3.01 are true and correct as of the Closing Date:

(a)
BPI is a Nevada corporation and is duly organized, validly existing and in good standing under the laws of the State of Nevada, and is qualified to do business and in good standing under the laws of the State of Nevada.

(b)
BPI has all requisite power and authority corporate and/or otherwise, to carry on its business as presently conducted, to enter into this Agreement and the Related Agreements, to perform its obligations under this Agreement and the Related Agreements.

(c)
The execution and delivery of this Agreement and the Related Agreements have been, and the execution and delivery of all certificates, documents and instruments required to be executed and delivered by the BPI at Closing, and the consummation of the transactions contemplated hereby and thereby as of the Closing Date shall have been duly authorized by all necessary action on the part of the BPI. No further authorization is required by any law, statute, regulation, court order or judgment applicable to the BPI. This Agreement and the Related Agreements constitute the legal, valid and binding obligations the BPI enforceable in accordance with their respective terms, subject however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). After Closing, the BPI will have the ability to continue in its same business without a fundamental change in the nature or scope of its business.

(d)
The execution and delivery of the Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not (i) violate, or be in conflict with, any provisions of the BPI’s governing documents, (ii) constitute a breach of, or any event of default under, any contract or agreement to which the BPI is a party or by which it or its assets are bound, or constitute the happening of an event or condition upon which any other party to such a contract or agreement may exercise any right or option which will materially adversely affect any of the Assets, (iii) violate any judgment, decree, order, statute, rule or regulation applicable to BPI, or (iv) result in any material liability to KP-RAHR under the terms of any contracts or agreements.

CONTRIBUTION AGREEMENT	(Page 9 of 29)	BLACKSANDS AP-CLARK

(e)
Except as set forth on Exhibit “H” hereto, no suit, action or other proceeding is pending before any court or any governmental agency as of the date of this Agreement to which the BPI is a party or which involves the Assets and which might result in a material impairment or loss of the BPI’s title to the Assets or that might materially hinder or impede the operation of the Assets or the ability of the BPI to perform its obligations under this Agreement or under the Related Agreements. BPI will promptly give KP-RAHR and APCLARK notice of any such proceeding arising prior to or after the Closing with respect to which it has notice. The BPI has received no notice of any pending or threatened action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, governmental agency, public board or body against or affecting the BPI or the Assets that questions the powers and authority of the BPI to enter into or perform its obligations under this Agreement or the Related Documents or to carry out the transactions on its part described in this Agreement or the Related Documents.

(f)
BPI has no knowledge of material defects or breakage in the Equipment to be conveyed in whole or in part to APCLARK pursuant to the terms hereof, and to the best of BPIs knowledge, all the Equipment is in working order as of the Closing Date. As used in this Article 3.01(f), a material defect or breakage means any defect that requires repair or replacement of any personal property or fixtures conveyed herein to APCLARK requiring anexpenditure by APCLARK in excess of $25,000 per defect, or $50,000 in the aggregate for all defects and breakage.

(g)
All royalties, rentals and other payments due with respect to the Mineral Interests have been properly and timely paid as prescribed by the Leases governing them. All conditions necessary to keep the Leases in force have been fully performed no notices have been received by BPI of any claim to the contrary and all of the Leases are in full force and effect.

(h)
Prior to the Closing Date, (i) BPI is not obligated by virtue of any prepayment arrangement under any contract for the sale of hydrocarbons and containing a “take or pay” or similar provision to deliver Hydrocarbons produced from the Assets at some future time without then or thereafter receiving full payment therefor, and (ii) BPI has not produced a share of gas materially greater than its ownership percentage and BPI is under no obligation to reduce its share of production under any gas balancing agreement or similar contract to allow under-produced parties to come back into balance.

(i)
All ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of Hydrocarbons or the receipt of proceeds therefrom on the Assets have been properly paid and all such taxes and assessments which become due and payable prior to the Closing Date shall have been properly paid by BPI.

CONTRIBUTION AGREEMENT	(Page 10 of 29)	BLACKSANDS AP-CLARK

(j)
All laws, regulations and orders of all governmental agencies having jurisdiction over the Assets or operations conducted thereon have, to BPI’s knowledge, been and shall continue to be complied with in all material respects until the Closing Date. BPI has obtained all material necessary permits from governmental agencies having jurisdiction in connection with the Assets, including, without limitation, the injection and disposal of salt water, or operations conducted thereon and have timely, properly and accurately made and will continue to timely, properly and accurately make all filings required by all governmental agencies with respect to the Assets or operations conducted thereon.

(k)
BPI has not incurred liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement or the Related Agreements for which APCLARK shall have any responsibility whatsoever.

(l)
With respect to the Basic Documents (defined below), in all material respects (i) the Basic Documents all are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms; (ii) BPI is not in breach or default with respect to any of its material obligations pursuant to any such Basic Document or any regulations incorporated therein or governing same; (iii) all material payments (including, without limitation, royalties, delay rentals, shut-in royalties, or payments, fees for salt water disposal or injection, and joint interest or other billings under unit or operating agreements) due from BPI thereunder have been made by BPI; (iv) to BPI’s knowledge no other party to any Basic Document (or any successor in interest thereto) is in breach or default with respect to any of their material obligations thereunder; (v) neither the BPI nor, to BPI’s knowledge, any other party to any Basic Document has given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial determination of any Basic Document or any provision thereof; and (vi) the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in a breach of, constitute a default under, or result in a violation of the material provisions of any Basic Document and none of the Basic Documents will require, after the Effective Date, that any advance payments be made to any party other than those required under operating agreements. As used herein the term “Basic Documents” shall mean the Leases, the Product Contracts (defined below), partnership, joint venture, limited partnership, farmout, dry hole, bottom hole, joint operating agreements, acreage contribution, purchase and acquisition agreements, area of mutual interest agreements and salt water disposal and/or injection agreements, servicing contracts, casement and/or right-of-way agreements, surface leases, surface use agreements, unitization or pooling agreements and all other material executory contracts and agreements relating to the Assets, including, without limitation, those contracts and agreements described in Article 4.01(m) hereto.

(m)
Other than agreements which are cancellable on 90 days’ notice or less without material penalty or detriment, all product purchase agreements and all agreements relating to or affecting the purchase, sale, gathering, delivery, compressing, transporting, processing, marketing or any other disposition of the gas and condensate produced from or attributable to the Assets are described on Exhibit “I” attached hereto and made a part hereof under the heading “Product Contracts,” and are herein referred to as the “Product Contracts”.

CONTRIBUTION AGREEMENT	(Page 11 of 29)	BLACKSANDS AP-CLARK

(n)
BPI has good and valid title to the Assets subject to Permitted Encumbrances. Exhibit “A-1” contains a list of all Mineral Interests and other mineral estates and interests within the Lands owned by BPI and is true and correct, except as otherwise noted therein; provided, however, that title to the Leases shall be assigned to APCLARK with warranties of title by, through and under BPI and its Affiliates who are predecessors to BPI’s title, but not otherwise. BPI shall convey good and indefeasible title to all of the Assets to APCLARK free and clear of all encumbrances, liens, mortgages, and any other defects not waived by APCLARK in writing and which, in its opinion, might materially affect or interfere with the operation, use, ownership or value of such Assets.  BPI warrants and represent that there exist no UCC security interests, UCC filings, mortgages, liens or other encumbrances against BPI’s right, title and interest to be conveyed hereunder in the Assets.The required contribution by KP-RAHR shall be adjusted downward without an adjustment in return or interest in APCLARKif BPI’s combined interests in the Assets are less than the gross WI and less than the NRI shown on Exhibit “A” attached hereto.

(o)
The Mineral Interests entitle BPI to receive not less than the undivided interest set forth in Exhibit “A” as NRI of all indicated hydrocarbons produced, saved and marketed from or attributable to the Wells, including any non-producing, behind the pipe, or proved undeveloped reserves, through plugging, abandonment and salvage of such Wells. BPI’s obligation to bear costs and expenses relating to the development of and operations on the Wells is not, and, through the plugging, abandonment and salvage of such Wells, shall not be greater than the WI set forth in Exhibit “A.”

(p)
BPI is currently receiving from all purchasers of production from the Mineral Interests at least the NRI set forth in Exhibit “A” without suspense or any indemnity other than standard division order warranties. BPI is currently bearing, as operator, or paying to operators of the Leases, for the development and operation thereof no more than the WI set forth in Exhibit “A” and the BPI is current for all costs and expenses pertinent to the development and operation of the Leases.

(q)
No portion of the Mineral Interests (1) has been contributed to and is currently held by a tax partnership; (2) is subject to any form of agreement (whether formal or informal, written or oral) deemed by any state or federal tax statute, rule or regulation to be or have created a tax partnership; or (3) otherwise constitutes “partnership property” (as that term is used in Subchapter K of Chapter 1 of Subtitle A of the Code) of a tax partnership. For the purpose of this Article 4.01(s) a “tax partnership” is an entity deemed to be a partnership within the meaning of Section 761 of the Internal Revenue Code or any similar state or federal statute, rule or regulation, by reason of elections made not to be excluded from the application of such partnership provisions.

CONTRIBUTION AGREEMENT	(Page 12 of 29)	BLACKSANDS AP-CLARK

(r)
BPI has provided APCLARK and KP-RAHR with complete and accurate information relating to the Leases and Assets, including without limitation, all applicable agreements relating, appertaining or incidental to the Leases, production history and characteristics. BPI has also provided APCLARK and KP-RAHR with copies of all land and well files heretofore maintained and belonging to BPI.

(s)
Prior to Closing, BPI shall have made available to APCLARK and KP-RAHR for examination at BPI’s office in 800 Bering, Suite 250, Houston, Texas 77057, all title and other information relating to the Assets insofar as the same are in BPI’s possession and after Closing will cooperate with APCLARK and KP-RAHR in APCLARK’s and KP-RAHR’s efforts to obtain such additional information relating to the Assets as APCLARK and KP-RAHR may reasonably require, to the extent in each case that BPI may do so without violating legal constraints or any obligation of confidence or other contractual commitment of BPI to a third party. After Closing, BPI shall cooperate with APCLARK and KP-RAHR in APCLARK’s and KP-RAHR’s efforts to obtain such additional title information as APCLARK and KP-RAHR may reasonably deem prudent.

(t)
BPI has caused the Assets to be produced, operated and maintained in a good and workmanlike manner consistent with good oilfield practices, has maintained insurance now in force with respect to the Assets, has paid or caused to be paid all costs and expenses in connection therewith, has kept the Leases in full force and effect and has performed and, to the best knowledge of BPI, complied with all the covenants and conditions contained in the Leases and all agreements relating to the Assets.

(u)
During the period between the Effective Date and the Closing, BPI has not entered into any agreements or commitments with respect to the Assets, has not modified or terminated any of the agreements relating to the Assets, including, without limitation, the Basic Documents and the Product Contracts, has not encumbered, sold or otherwise disposed of any of the Assets other than personal property which has been replaced by equivalent property or consumed in the operation of the Assets, and has not voluntarily compromised any amounts payable to the BPI due to casualty loss or any pending or threatened taking related to the Assets.

(v)	BPI has exercised reasonable efforts in safeguarding and maintaining all engineering, geological and geophysical data, reports and maps, contract rights and like information relating to the Assets.

(w)
BPI has permitted APCLARK’s and KP-RAHRs’ authorized representatives to (i) consult with BPI’s and/or any third-party contract operator’s agents and employees during reasonable business hours and to conduct on-site inspections, reasonable tests and inventories with respect to the Assets and inspect and examine all production and related data, well logs and geological and geophysical data relating to the Assets, and (ii) inspect and make copies of all orders, proceedings and evidence with respect to the Assets.

CONTRIBUTION AGREEMENT	(Page 13 of 29)	BLACKSANDS AP-CLARK

(x)
Prior to the Closing Date, BPI has used reasonable efforts to maintain its relationships with all suppliers, customers and others having business relationships with BPI with respect to the Assets so that such relationships will be preserved for APCLARK on and after the Closing Date.

(y)
All Wells, whether producing or not, located on the Lands, other than Wells which have been previously plugged and abandoned in compliance with applicable rules and regulations, are set forth in Exhibit “A” hereto.

(z)	There are no underground storage tanks located on any of Lands.

(aa)
APCLARK and KP-RAHR will be allowed to examine, inspect and verify; (a) all material agreements, including but not limited to oil marketing and gas sales agreements; (b) all accounting data, including but not limited to all direct expenses associated with the Assets and statements reflecting revenues for each property;  (c) all operating and producing reports, including but not limited to verification of actual daily production rates from each of the Assets; (d) all physical field, production and office facilities; and (e) all seismic, geological and engineering data, reports and interpretations thereof; and (f) all files and agreements relating to title to the Assets. Additionally, KP-RAHRmay conduct at its expense an environmental evaluation of the Assets.

(bb)
In the event that as of the Closing Date the Assets are subject to outstanding Governmental Approvals, BPI agrees to indemnify the APCLARK and KP-RAHR Indemnified Party against any Loss or Losses arising by reason of the failure to obtain such Governmental Approvals. BPI represents that it will exercise reasonable efforts to obtain such Governmental Approvals. The indemnity herein provided shall survive the Closing until the required Governmental Approvals have been obtained.

(cc)
There is no pending condemnation or similar proceeding affecting the Land, the Assets, or the Leases or any portion thereof, and BPI has not received any written notice and has no knowledge that any such proceeding is contemplated.

(dd)
BPI has met the Transfer Requirements and no consent waiver, approval, or authorization of, or filing, registration, or qualification with, or notice to, any Governmental Authority or any other entity or person (including without limitation, its directors or shareholders of BPI) is required to be made, obtained, or given by BPI in connection with the execution, delivery, and performance of this Agreement, except such consent, waiver, approval, authorization, filing, registration or qualification which has been made, obtained or given. The joinder of no entity or person other than BPI will be necessary to convey the Assets fully and completely to APCLARK upon Closing.  Neither the Assets nor BPI are subject to the Public Utilities Holding Company Act or Investment Entity Act or any compliance procedures or filings related thereto.

CONTRIBUTION AGREEMENT	(Page 14 of 29)	BLACKSANDS AP-CLARK

(ee)
The survey, mechanical and structural plans and specifications, soil reports, Leases, certificates of occupancy, warranties, operating statements, and income and expense reports, and all other books and records and financial statements and data relating to the Assets and all other contracts or documents delivered to APCLARK and KP-RAHR in connection with this Agreement are true, correct and complete copies of such documents.  All books and records relating to operating income and expenses of the Assets furnished or made available to APCLARK and KP-RAHR by BPI or BPI's agent were those maintained by BPI in regard to the Assets in the normal course of business and are true and correct and accurately reflect the matters contained therein and all financial statements relating to BPI or the Assets for each of the periods preceding the date of the Agreement heretofore delivered by BPI to APCLARK and KP-RAHR have been prepared on a consistent basis; and are true, correct, and complete.

(ff)
The insurance policies identified and described on Exhibit “H” are presently in force and all premiums thereon are paid through the dates set forth in said Exhibit.  BPI has not received, and has no other knowledge or information of, any notice from any insurance company or board of fire underwriters requesting the performance of any work or alteration with respect to the Assets, or requiring an increase in the insurance rates applicable to the Assets.  To BPI's knowledge, the Assets comply with the requirements of all insurance carriers providing insurance therefor.

(gg)
There is no unfair labor practice charge or complaint pending or threatened against or relating to the Land, Leases, or Assets and no pending or contemplated strikes, picketing, slowdowns or other curtailments of work by any employees or representatives of employees or picketing or attempts to interfere with the normal operation of the Assets by any person, group of persons or organization.

(hh)
BPI is not “an employee benefit plan,” as such term is defined in Section 3(3) of ERISA, which is subject to Title 1 of ERISA.  Neither the Land, Leases, or Assets nor any of the other assets of BPI constitute or, to the knowledge of BPI, have ever constituted “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

(ii)
BPI has disclosed to APCLARK and KP-RAHR in writing any and all facts and circumstances that materially affect the Assets or the development, use, operation, management, leasing, occupancy, status, condition and legal compliance of the Assets or any portion thereof.

(jj)
No representation or warranty made by BPI in this Agreement, in any Exhibit attached hereto, or in any letter or certificate furnished to APCLARK and KP-RAHR pursuant to the terms hereof, contain any untrue statement of material fact necessary to make the statements contained herein or therein not misleading.

CONTRIBUTION AGREEMENT	(Page 15 of 29)	BLACKSANDS AP-CLARK

(kk)
As used in this Agreement, reference to “to BPI's knowledge” or words of like import means and refers to the knowledge of BPI after due inquiry and investigation.  Without limiting the forgoing, BPI hereby represents and warrants that it has inquired and investigated with the officers or employees of BPI who are responsible for administering BPI's interest in the Assets during the twelve-month period immediately preceding the date of this Agreement, and who are likely to have, in BPI's good faith belief, any material knowledge of the property or the preparations or physical conditions of the improvements.

3.02         Representations and Warranties of KP-RAHR.KP-RAHR represents and warrants to BPI that the statements contained in this Article 3.02 are true and correct as of the Closing Date:

(a)
KP-RAHR is a Texas limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly qualified to do business and in good standing in the State of Texas.

(b)
KP-RAHR has all requisite power and authority, corporate and otherwise, to carry on its business as presently conducted, to enter into this Agreement and Related Agreements to which it is a party, and to perform its obligations under this Agreement and such Related Agreements.

(c)
The execution and delivery of this Agreement and the Related Agreements have been, and the execution and delivery of all certificates, documents and instruments required to be executed and delivered by each APCLARK and KP-RAHR at Closing, and the consummation of the transactions contemplated hereby as of the Closing Date shall have been duly authorized by all necessary corporate action on the part of APCLARK and KP-RAHR and no further authorization is required by any law, statute, regulation, court order or judgment applicable to APCLARK and KP-RAHR. This Agreement constitutes a legal, valid and binding obligation of APCLARK and KP-RAHR enforceable in accordance with its terms, subject however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)
The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby will not (i) violate, or be in conflict with any provisions of either APCLARK’s and KP-RAHR’s certificate of incorporation, bylaws or governing documents, (ii) constitute a material breach of, or any event of default under, any contract or agreement to which APCLARK and KP-RAHR is a party or by which it or its assets are bound, or constitute the happening of an event or condition upon which any other party to such a contract or agreement may exercise any right or option which will materially adversely affect the ability of APCLARK and KP-RAHRto perform its obligations hereunder, or (iii) violate any judgment, decree, order, statute, rule or regulation applicable to APCLARK and KP-RAHR.

CONTRIBUTION AGREEMENT	(Page 16 of 29)	BLACKSANDS AP-CLARK

(e)
No suit, action or other proceeding is pending before any court or governmental agency as of the date of this Agreement to which APCLARK and KP-RAHR is a party and which might materially hinder or impede the ability of APCLARK and KP-RAHR to perform its obligations hereunder.

(f)
Neither APCLARKnor KP-RAHRhas incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which BPI shall have any responsibility whatsoever.

3.03         BPI Membership Interest Pledge. As additional consideration of KP-RAHR’s willingness to enter into this Agreement, and as an inducement therefor, BPI hereby grants to KP-RAHR a security interest in and pledges all of BPI’s now owned or hereafter acquired right, title and interest in the following described property (hereinafter called “Collateral”):

(a)
All of BPI’s now owned and hereafter acquired membership interest in APCLARK, including but not limited to all of BPI’s financial and governance rights and its right to share in all profits and distributions (collectively, the “Pledged Membership Interest”);

(b)
All certificates, options, rights, membership distributions (cash or otherwise), splits, warrants and other distributions issued as an addition to, in substitution or in exchange for or on account of the Pledged Membership Interest; and

(c)	All property received upon the sale, exchange, collection or other disposition of Collateral or proceeds therefrom, whether cash or non-cash proceeds, and all products of the foregoing.

3.04         Secured Obligations. The security interest and pledge of Collateral granted pursuant to Section 3.03 secures the faithful performance of all covenants, promises, representation, warranties, liabilities and obligations of BPI to KP-RAHR, whether now existing or hereafter arising, whether otherwise secured or unsecured and howsoever evidenced, arising or created, including but not limited to all of BPI’s obligations arising under this Agreement, the Basic Documents, and Related Agreements (“Secured Obligations”).  BPI hereby represents and warrants that the Collateral represents one hundredpercent (100%) of the aggregate outstanding membership interests in APCLARK held by BPI. BPI agrees that it will not transfer, convey, sell, encumber, pledge, hypothecate or otherwise dispose of any of its interest in the Collateral without the prior consent of KP-RAHR.At any time or times hereafter, BPI authorizes KP-RAHR to file such financing statements and agrees to execute such other instruments and perform such acts as KP-RAHR may request to establish and maintain in KP-RAHR a valid, perfected security interest in the Collateral including, without limitation, delivering all additional certificates, with appropriate endorsement or assignment in-blank to KP-RAHR. BPI hereby agrees that KP-RAHR may, at KP-RAHR’s option, hold any of the Collateral in the name of KP-RAHR or otherwise indicate on any instrument or certificate representing the Collateral that KP-RAHR has been granted a security interest therein.

CONTRIBUTION AGREEMENT	(Page 17 of 29)	BLACKSANDS AP-CLARK

ARTICLE 4
SURVIVAL AND INDEMNIFICATION

4.01         Survival of Representations and Warranties.  The representations and warranties contained in this Agreement shall survive the Closing for a period of two (2) years (the “Survival Period”).

4.02         Indemnification Provision for the Benefit of the BPI. In the event KP-RAHR breaches any of its representations and warranties contained in Article 4.02 hereof, then KP-RAHR agrees to indemnify and hold harmless BPI, any current, former, and future director, officer, manager, member, partner, shareholder, employee and agent of BPI, and any successor, assign, heir, and executor of any of the foregoing (the “BPI Indemnified Party”), from and against the entirety of any Losses resulting from or related or attributable to the breach which BPI, or any such Affiliate (or any such other indemnified person in such person’s capacity set forth above) shall suffer, provided such claim for indemnification is brought within the Survival Period; and further provided that “Losses”, as used in this sentence, shall not include, and KP-RAHR shall not be responsible or liable for, any death, personal injury, or consequential damages in respect of such breach.

4.03         Indemnification Provision for the Benefit of KP-RAHR.  In the event BPI breaches any of its representations and warranties contained in Article 3hereof, then BPI agrees to indemnify and hold harmless KP-RAHR and/or APCLARK, any respective Affiliate, or any respective current, former, and future director, officer, manager, member (including but not limited to KP-Rahr Venture III, LLC), partner, shareholder, employee and agent of KP-RAHR and/or APCLARK, and any successor, assign, heir, and executor of any of the foregoing (the “KP-RAHRIndemnified Party”), from and against the entirety of any Losses resulting from or related or attributable to the breach which KP-RAHR Indemnified Party, or any such Affiliate (or any such other indemnified person in such person’s capacity set forth above) shall suffer, provided such claim for indemnification is brought within the Survival Period; and further provided that “Losses”, as used in this sentence, shall not include, and BPI shall not be responsible or liable for, any death, personal injury, or consequential damages in respect of such breach. Further, subject to the limitations of the immediately preceding sentence, BPI indemnifies, defends and holds the KP-RAHR Indemnified Parties harmless from and against any and all Losses directly or indirectly arising out of or resulting from any Hazardous Materials being present or released in, on or around any part of the Assets, or in the soil, groundwater or soil vapor on or under the surface of the Assets prior to the Closing Date.

4.04         Matters Involving Third Parties.

(a)
If any third party shall notify a BPI Indemnified or KP-RAHR Indemnified Party with respect to any matter which may give rise to a claim for indemnification against BPI or KP-RAHR, as the case may be (the “Indemnifying Party”) under this Article 4 or otherwise pursuant to this Agreement, then the “Indemnified Party” (either of a BPI Indemnified or KP-RAHR Indemnified Party) shall promptly (and in any event within ten (10) business days after receiving service of process in a lawsuit, administrative proceeding or arbitration proceeding with respect to the Third Party Claim) notify each Indemnifying Party thereof in writing. Each of the matters described in this Article 4.04(a) shall be referred to in this Agreement as a “Third Party Claim”.

CONTRIBUTION AGREEMENT	(Page 18 of 29)	BLACKSANDS AP-CLARK

(b)
Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon (or constitute an admission of guilt, liability, fault or responsibility for) the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized in writing by the Indemnifying Party or (ii) the Indemnifying Party failed to assume the defense and employ counsel.

(c)
Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Article 4.04(b) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate with such reasonable costs and expenses associated therewith to be borne for the account of the Indemnifying Party.

(d)
In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), unless the Indemnified Party waives indemnification with respect to the Third Party Claim so settled and adjudicated.

(e)
The indemnification obligations of BPI and KP-RAHR, respectively under this Agreement shall include court costs and attorney’s fees and expenses and costs of investigating, preparing or defending any action or proceeding with respect to any Third Party Claim.

ARTICLE 5
POST CLOSING COVENANTS

5.01         Certain Obligations of BPI.  BPI agrees that, with respect to the period following the Closing:

(a)
Records.  On or before five (5) business days after Closing, BPI shall, at BPI’s cost, deliver to APCLARK, at APCLARK’s offices located at 800 Bering, Suite 250, Houston, Texas 77057, copies of all records related to the Assets.

(b)
Suspense Funds.  As soon as practicable after Closing, BPI shall provide APCLARKwith a list showing all proceeds from production attributable to the Assets which are currently held in suspense. BPI shall remain responsible for distribution of such proceeds to the parties lawfully entitled thereto, and agrees to indemnify, defend and hold harmless KP-RAHR and/or APCLARKfrom and against any and all Losses arising out of or relating to such proceeds.

CONTRIBUTION AGREEMENT	(Page 19 of 29)	BLACKSANDS AP-CLARK

(c)
Retained Liabilities.Except for the Scheduled Accounts Payable which are to be paid from the Initial KP-RAHR Cash Contribution, BPI retains and shall remain liable and responsible for, and APCLARK specifically does not assume, any liabilities and obligations of BPI related to or arising out of the ownership, use, maintenance and operation of the Assets, prior to the Closing Date, whether known or unknown, accrued or contingent and not otherwise specifically set forth in this Agreement.

5.02         Certain Obligations of APCLARK.APCLARKagrees that within (30) days following Closing, APCLARKshall record those Conveyance Documents necessary to evidence in the public record that APCLARK has acquired the Assets and within a reasonable time thereafter, APCLARKshall supply BPI with a true and accurate photocopy of the recorded and filed Conveyance Documents. In the event APCLARKfails to record any such Conveyance Document within such time period, BPI may, but shall not be obligated to, record such Conveyance Document on APCLARK’S behalf and at APCLARK’S cost (for which APCLARKwill promptly reimburse BPI upon demand).

ARTICLE 6
EFFECT OF CLOSING

The following terms, provisions and prorations shall be effective at the Closing:

(a)
Revenues.  All proceeds from production, accounts receivables, notes receivable, income, revenues, monies and other items attributable to the Assets with respect to any period of time prior to the Effective Date shall belong to and be retained by or paid over to BPI and all necessary reports with respect to such proceeds shall be filed by BPI. All proceeds from production, accounts receivables, notes receivables, income, revenues, monies and other items attributable to the Assets with respect to any period of time from and after the Effective Date shall belong to and be retained by or paid over to APCLARK, except for Hydrocarbons that, at the Effective Date, are attributable to the Assets and are in storage or are otherwise held in inventory and all proceeds attributable thereto.

(b)
Expenses.  All accounts payable and accrued liabilities for costs and expenses attributable to the Assets with respect to any period of time prior to the Effective Date, including excise, severance, and similar taxes based on production or royalties, shall be the obligation of and paid by the BPI, to the extent they are not a Retained Liability, and all necessary reports with respect to such costs and expenses shall be filed by BPI. All accounts payable and accrued liabilities for direct costs and expenses attributable to the Assets (but not including BPI’s overhead costs) with respect to any period of time from and after the Effective Date shall be the obligation of and be paid by the APCLARK.

CONTRIBUTION AGREEMENT	(Page 20 of 29)	BLACKSANDS AP-CLARK

(c)
Ad Valorem and Property Taxes.  All ad valorem taxes, real property taxes, personal property taxes and similar obligations (the “Taxes”) shall be apportioned as of the Effective Date between APCLARKand BPI. All such Taxes allocable to periods prior to the Effective Date shall be paid by BPI, and all such Taxes allocable to the Effective Date and after shall be paid by APCLARK. Any refunds of Taxes allocable to periods prior to the Effective Date shall be the property of BPI. Any refunds of Taxes allocable to periods after the Effective Date shall be the property of APCLARK. APCLARK shall file or cause to be filed all required reports and returns incident to such Taxes which are due on or after the Effective Date, and shall pay or cause to be paid to the taxing authorities all such Taxes reflected on such reports and returns; provided, however, BPI shall promptly reimburse APCLARK for any amounts owing by BPI with respect thereto pursuant to this paragraph.

(d)
Sales Taxes, Filing Fees, Etc.  APCLARK shall be liable for any sales taxes or other transfer taxes, as well as any applicable conveyance, transfer and recording fees, and real estate, transfer, stamp or other taxes imposed upon the sale of the Assets. BPI agrees to use its reasonable best efforts to assist APCLARK in obtaining any applicable exemptions to any applicable state sales tax. If BPI is required by applicable state law to report and pay these taxes or fees, APCLARK shall promptly deliver a check to BPI in full payment, and BPI shall deliver said check to the appropriate taxing authorities and shall bear any and all penalties, costs and expenses associated with the failure of BPI to deliver said check.

(e)
Other Taxes.  All production, severance or excise taxes, conservation fees and other similar such taxes or fees (other than income taxes) relating to production attributable to the Assets prior to the Effective Date shall be paid by BPI and all such taxes and fees relating to such production attributable to the Assets on and after the Effective Date shall be paid by APCLARK.

(f)
Gas Imbalances.  APCLARK has not included in its engineering pertaining to the Assets the effect of any Imbalances (as hereinafter defined) with respect to shares of production taken or marketed from or attributable to working interests comprising the Assets. Attached hereto as Exhibit “I” and made a part hereof for all purposes is a listing of all Imbalances (including working interest imbalances and pipeline imbalances) affecting the Assets as of the Effective Date. For purposes of this Agreement, “Imbalances” means any situation in which any party entitled, including BPI, to produce gas from a Well in which BPI owns a working interest has produced such gas in excess of its pro rata share and thereby has incurred a future liability or makeup obligation.

(g)
Payments; Shared Obligations.  If amounts are received by either Party hereto which, under the terms of this Article 6 belong to the other Party, such amount shall immediately be paid over to the proper Party. If an invoice or other evidence of an obligation is received which under the terms of this Article 6 is partially the obligation of BPI and partially the obligation of APCLARK, then the Parties shall consult each other and each shall promptly pay its portion of such obligation to the obligee.

CONTRIBUTION AGREEMENT	(Page 21 of 29)	BLACKSANDS AP-CLARK

(h)
Post-Closing Adjustments. Within ninety (90) days after Closing, BPI shall prepare and deliver to APCLARK, in accordance with this Agreement and generally accepted accounting principles, a statement (herein called the “Final Settlement Statement”), setting forth each adjustment or payment that was not finally determined as of the Closing or in accordance with Articles 6(a)-(e) and6(g), above, and showing the calculation of such adjustments. As soon as practicable after receipt of the Final Settlement Statement, APCLARK shall deliver to BPI a written report containing any changes that APCLARK proposes be made to the Final Settlement Statement. The Parties shall undertake to agree with respect to the amounts due pursuant to such post-Closing adjustment no later than thirty (30) days after APCLARK’s receipt of the Final Settlement Statement. The date upon which such agreement is reached shall be herein called the “Final Settlement Date.” In the event, as a result of the Final Settlement Statement (i) APCLARK owes BPI additional monies, APCLARK shall pay BPI or to BPI’s account (as designated by such BPI) in immediately available federal funds such amount; or (ii)  BPI owes APCLARK monies, BPI shall pay APCLARKin immediately available federal funds such amount. Payment by APCLARKor BPI shall be made within five (5) days after the Final Settlement Date.

ARTICLE 7
CONFIDENTIALITY AGREEMENT

Each Party, its Affiliates and its and their directors, officers, employees, agents, representatives, consultants, investors and lenders, agree to keep the terms and conditions of this Agreement and all proprietary and confidential information exchanged between the Parties in connection with this Agreement, confidential, and to not disclose the existence of this Agreement without the prior written consent of the other Party, which consent may be withheld at either Party’s sole discretion, for a period not to exceed one year from the Closing Date. The foregoing restriction shall not apply to disclosures and information which (i) are required to comply with applicable statutes and regulations; (ii) are required to enforce this Agreement; (iii) are required to obtain financing related to the transactions contemplated hereby; or (iv) enter the public domain through a third party who does not thereby breach an obligation of confidentiality; or (v) are made in association with press releases issued in accordance with Article 8.02 hereof.

ARTICLE 8
MISCELLANEOUS

8.01         Government Approvals.  At the Closing and Option Closing, if any, BPI shall execute and deliver to APCLARK such assignments of federal, state and Indian leases as require consent to assignment, on the forms required by the governmental or tribal agency having jurisdiction thereof. APCLARK shall promptly file for and obtain the necessary approvals for such assignments. Until such approvals (the “Governmental Approvals”) are obtained, BPI shall continue to hold governmental title to such leases as nominee for APCLARK.

CONTRIBUTION AGREEMENT	(Page 22 of 29)	BLACKSANDS AP-CLARK

8.02         Press Releases and Public Announcements. Neither Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing or Option Closing, if any, without the prior approval of the other Party, which approval shall not be unreasonably withheld; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

8.03         Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

8.04         Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, which approval shall not be unreasonably withheld.

8.05         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

8.06         Headings.  The section or Article headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.07         Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

8.08         Legal Fees.  The prevailing party in any legal proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorney’s fees from the nonprevailing party. Each Party shall pay their respective legal costs associated with the negotiation and drafting of this Agreement.

8.09         Exhibits.  All exhibits and schedules hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.

8.10         Waiver.  Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by written instrument executed by the Party waiving the compliance. The failure of either Party at any time or times to require performance of any provisions hereof shall in no manner affect such Party’s right to enforce the same. No waiver by either Party of any condition or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

CONTRIBUTION AGREEMENT	(Page 23 of 29)	BLACKSANDS AP-CLARK

8.11         Further Assurances.  After the Closing and Option Closing, if any, each of the Parties will execute, acknowledge, and deliver to the other such further instruments, and take such other actions, as may be reasonably requested in order to more effectively assure to said Party all of the respective properties, rights, titles, interests, estates, and privileges intended to be assigned, delivered, or inuring to the benefit of such Party in consummation of the transactions contemplated hereby.

8.12         Notices.  All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

IF TO BPI:

Blacksands Petroleum, Inc.
800 Bering, Suite 250
Houston, Texas 77057
ATTN:	Chief Executive Officer
TELE:	(713) 554-4490
FAX:	(713) 583-1617

IF TO APCLARK:

ApClark, LLC
800 Bering, Suite 250
Houston, Texas 77057
ATTN:	Chief Executive Officer
TELE:	(713) 554-4490
FAX:	(713) 583-1617

IF TO KP-RAHR:

KP-Rahr Venture III, LLC
940 Gemini Ave, Suite 200
Houston, TX 77058
ATTN:	Michael Keener
TELE:	281-218-6245
FAX:	888-388-4898

CONTRIBUTION AGREEMENT	(Page 24 of 29)	BLACKSANDS AP-CLARK

with a copy to:

The Strong Firm P.C.
10003 Woodloch Forest Drive, Suite 210
The Woodlands, Texas 77380
ATTN:	Bret L. Strong
TELE:	281-367-1222
FAX:	281-210-1361

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

8.13         Disclaimer of Representations and Warranties.  Except as expressly set forth in this Agreement and in Conveyance Documents, the Parties hereto make no, and disclaim any, representation or warranty whatsoever, whether express or implied. Each Party hereto disclaims all liability and responsibility for any other representation, warranty, statement, or communication (orally or in writing) to the other Party (including, but not limited to, any information contained in any opinion, information, or advice that may have been provided to any such Party by any officer, stockholder, director, partner, member, manager, employee, agent, consultant, representative, or contractor of such disclaiming Party or its Affiliates or any engineer or engineering firm, or other agent, consultant, or representative) wherever and however made. The Parties agree that the preceding disclaimers of warranty are “conspicuous” disclaimers for purposes of any applicable law, rule, or order.

8.14         Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation and in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.15         No Third Party Beneficiaries.  Except as provided for in Article 4 hereof with respect to the rights of an Indemnified Party, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, and other persons given rights of indemnification hereunder.

CONTRIBUTION AGREEMENT	(Page 25 of 29)	BLACKSANDS AP-CLARK

8.16         Construction.  The Parties have participated jointly in the negotiating and drafting of this Agreement. In the event ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law should be deemed also to refer to all rules and regulations promulgated thereunder, unless the contexts requires otherwise. The word “including” shall mean including, without limitation. If the date specified in this Agreement for giving any notice or taking any action is not a business day (or if the period during which any notices required to be given or any action taken expires on a date which is not a business day) then the date for giving such notice or taking such action (and the expiration date for such period during which notice is required to be given or action taken) shall be the next day which is a business day.

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CONTRIBUTION AGREEMENT	(Page 26 of 29)	BLACKSANDS AP-CLARK

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written, but effective for all purposes as of the Effective Date.

BPI: BLACKSANDS PETROLEUM, INC. By: /s/ David Demarco Name: David Demarco Title: President/CEO Date: 7/20/2012

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF __________________	§

This instrument was acknowledged before me this _____ day of _______ 2012, by _____________________________, ___________________________ of BlacksandsPetroleum, Inc., a Nevada corporation, on behalf of said company.

My Commission Expires:	Notary Public, State of Texas

(Printed or Typed Name of Notary)

CONTRIBUTION AGREEMENT	(Page 27 of 29)	BLACKSANDS AP-CLARK

APCLARK: APCLARK, LLC By: /s/ David Demarco Name: David Demarco Title: President/CEO Date: 7/20/2012

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF __________________	§

This instrument was acknowledged before me this _____ day of _______ 2012, by __________________________, ________________________ of ApClark, LLC, a Delaware limited liability company, on behalf of said company.

My Commission Expires:	Notary Public, State of Texas

(Printed or Typed Name of Notary)

CONTRIBUTION AGREEMENT	(Page 28 of 29)	BLACKSANDS AP-CLARK

KP-RAHR: KP-RAHR VENTURE III, LLC By: /s/ Michael Keener Name: Michael Keener Title: Manager Date: 7/20/2012

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF __________________	§

This instrument was acknowledged before me this _____ day of _______ 2012, by Michael Keener, President of KP-Rahr Venture III, LLC, a Texas limited liability company, on behalf of said company.

My Commission Expires:	Notary Public, State of Texas

(Printed or Typed Name of Notary)

CONTRIBUTION AGREEMENT	(Page 29 of 29)	BLACKSANDS AP-CLARK